Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement of Whitestone REIT on Form S-11 of our report dated March 16, 2009, except as to Note 2 (New Accounting Pronouncements), which is as of November 4, 2009, included herein and to the reference to our firm under the heading “Experts” in such Registration Statement.

/s/ PANNELL KERR FORSTER OF TEXAS, P.C.

Houston, Texas

November 4, 2009